EXHIBIT 99.8

[FORM OF PROXY CARD]

GENESIS MICROCHIP INCORPORATED
PROXY FOR HOLDERS OF COMMON SHARES

This Proxy is Solicited on Behalf of the Board of Directors
for the Special General Meeting of Shareholders on             , 2002

YOUR VOTE IS IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD

          The undersigned hereby acknowledges receipt of the Notice of Special General Meeting of Genesis Microchip Incorporated Shareholders and the Joint Proxy Statement/Prospectus, each dated                 , 2001, and hereby names, constitutes and appoints Amnon Fisher and I. Eric Erdman, and each of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned, to appear on behalf of, and represent, the undersigned at the Special General Meeting of Genesis Microchip Incorporated Shareholders, to be held on                         , 2002, at 8:00 a.m. local time, at the offices of Stewart McKelvey Stirling Scales at Suite 900, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2, and at any adjournments or postponements thereof, and to vote all shares of stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side hereof, all in accordance with and as more fully described in the accompanying Notice of Special General Meeting of Genesis Microchip Incorporated Shareholders and Joint Proxy Statement/Prospectus, subject to any directions indicated on the reverse side of this card. The undersigned hereby revokes any proxy previously given with respect to such shares.

          THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS ON THE OPPOSITE SIDE HEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1.
To approve the arrangement that will reorganize Genesis Microchip Incorporated from a Nova Scotia company to a newly formed Delaware corporation. In this reorganization, Genesis Microchip Incorporated, a Nova Scotia company, will become a wholly-owned subsidiary of Genesis Microchip Inc., the Delaware corporation, and shareholders of Genesis Microchip Incorporated will become stockholders of Genesis Microchip Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
To approve the issuance of shares of common stock of Genesis Microchip Inc., pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 27, 2001, by and between Genesis Microchip Incorporated and Sage, Inc. in connection with the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote by the undersigned upon such other matters as may properly come before the special general meeting or any adjournment or postponements thereof.

Signature

Signature (if jointly held)

Title(s)

Dated: , 2002

Please sign exactly as your name appears hereon and return this Proxy Card so that your shares can be represented at the meeting.    If signing for a corporation or partnership or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

If you have any questions about the proposals under consideration or need assistance in voting your shares, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at 1-888-750-5834.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL GENERAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.